UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 12, 2006

Oglethorpe Power Corporation
(An Electric Membership Corporation)

(Exact name of Registrant as specified in its charter)

GEORGIA	33-7591	58-1211925
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 East Exchange Place
Tucker, Georgia	30084-5336
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(770) 270-7600

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation.

On October 12, 2006, Oglethorpe issued $300,000,000 of First Mortgage Bonds, Series 2006 (the “Bonds”).  The Bonds bear interest at 5.534 percent per year and pay interest semiannually on January 1 and July 1 of each year, beginning on January 1, 2007.  The Bonds will be subject to mandatory sinking fund redemption at a redemption price of 100% of the principal amount of the Bonds being redeemed, plus accrued interest, commencing on January 1, 2031 and on each January 1 afterwards, to and including January 1, 2034.  The Bonds have a final maturity due on January 1, 2035.  The principal amount of the Bonds being redeemed on each mandatory sinking fund redemption date and the principal amount payable on the final maturity date is $60,000,000.  The payment of principal of and interest on the Bonds when due is insured by a surety bond issued by Financial Guaranty Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	October 12, 2006	By	/s/ Thomas A. Smith
Thomas A. Smith
President and Chief Executive Officer